SETTLEMENT AGREEMENT


This Settlement Agreement, (the "Agreement") dated as of the 21st day of June 2001 is entered into between Insynq, Inc. (the "Company"), John P. Gorst ("Gorst"), One Click Investments, LLC ("One Click").

WHEREAS, pursuant to a Registration Rights Agreement dated August 4, 2000, One Click has been granted piggyback registration and one demand registration for 200,000 shares of common stock and 200,000 warrants to purchase common stock and;

WHEREAS, pursuant to a Registration Rights Agreement dated January 30, 2001, One Click has been granted piggyback registration rights and;

WHEREAS, the Company, pursuant to contemplated funding agreements (the "Funding"), which shall require the Company to file an SB-2 Registration and;

WHEREAS, the Funding requires the Registration to be filed for the sole purpose of the Funding and;

WHEREAS, One Click has agreed to waive registration rights previously granted and;

WHEREAS, Gorst has agreed to compensate One Click by gifting 1,000,000 shares of common stock to One Click and;

WHEREAS, One Click has agreed that Gorst shall retain the voting rights to the transferred common stock and;

WHEREAS, it is agreed that One Click shall have the August 2000 and the January 2001 securities registered in the next registration filed by the Company.

WHEREAS, it is further agreed the warrants to purchase common stock dated February 21, 2000 shall bear an exercise price of $0.25 per share with an exercise period extending to December 31, 2004 with a cashless exercise provision.

NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, the parties hereto agree as follows:

     In exchange for the waiver of certain registration rights by One Click, Gorst shall gift to One Click 1,000,000 shares of common stock with voting rights retained by Gorst and; One Click securities dated August 2000 and January 2001 will be included in the next SB-2 Registration that the Company shall file and the February 2000 warrants shall bear an exercise price of $0.25 per share of common stock with an exercise date extending to December 31, 2004 with a cashless provision.


INSYNQ INC.                            ONE CLICK INVESTMENTS, LLC

By: _______________________            By: __________________________
    John P. Gorst                          Eric Estoos
    Chief Executive Officer                Its ___________________________